Exhibit 21

SUBSIDIARIES OF REGISTRANT

The following active subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant as of February 23, 2022.

Academia de Negocios S/C Ltda.
Administradora Dart, S. de R.L. de C.V.
Armand Dupree, Inc.
BC International Cosmetic & Image Services, Inc.
BeautiControl Cosméticos Do Brasil Ltda
BeautiControl, Inc.
Beauty Products, Inc.
CAV Sul Centro de Apoio de Vendas de Produtos Pess
Centro de Distribuicao Mineira de Produtos de Plastico
Centro de Distribuicao RS Ltda.
CH Laboratories Pty Ltd
Corcovado-Plast Distribuidora de Artigos Domesticos Ltda
Dart de Venezuela, C.A.
Dart do Brasil Industria e Comercio Ltda.
Dart Financial Services, Ltd.
Dart Industries (New Zealand) Limited
Dart Industries Hong Kong Limited
Dart Industries Inc.
Dart Manufacturing India Pvt. Ltd.
Dart, S.A. de C.V.
Dartco Manufacturing Inc.
Deerfield Cinque Terre, LLC
Deerfield Crosslands, LLC
Deerfield Land Corporation
Diecraft Australia Pty. Ltd.
Distribuidora Baiana de Produtos Plasticos Ltda
Distribuidora Comercial Nordeste de Produtos Plasticos
Distribuidora Comercial Paulista de Plasticos Ltda.
Distribuidora Esplanada de Produtos Plasticos Ltda
FC Mexicana Consulting, S. de R.L. de C.V.
Fuller Beauty Cosmetics de México, S.de R.L.de C.V.
Fuller Beauty Cosmetics S. de RL de CV
Fuller Beauty Cosmetics Trainee, S. de R.L. de C.V.
Fuller Cosmetics, S.A. de C.V.
House of Fuller S de RL de CV
Inmobiliaria Meck-Mex SA de CV
International Investor, Inc.
Inversiones TWPT, C.A.
Latin America Investments, Inc.
Newco Logistica e Participacoes Ltda.
NM Holdings (New Zealand)
NuMet Holdings Pty. Ltd.
Nutrimetics Australia Pty. Ltd.
Nutrimetics France SAS
Nutri-Metics Holding France SASU
Nutri-metics International (Greece) AE.
Nutrimetics International (NZ) Limited
Nuvo Cosmeticos S.A.Premiere Brands LLC
Premiere Brands Financing BV
Premiere Brands International Coöperatief U.A.
Premiere Brands International LLC
Premiere Brands International Holdings BV
Premiere Products Brands of Canada, Ltd.
Premiere Products, Inc.

Premiere Servicios de Administracion S. de R.L.
Probemex S.A. de C.V.
PT Cahaya Prestasi Indonesia
PT Tupperware Indonesia
PT Tupperware Indonesia Services
SASL Holdco L.L.C.TPI Holdco LLC
Tupperware (China) Company Limited
Tupperware (Portugal) Artigos Domésicos Limitada, Sucursal en Espana
Tupperware (Portugal) Artigos Domesticos, Unipessoal, Lda.
Tupperware Asia Pacific Holdings Private Limited
Tupperware Australia Pty, Ltd.
Tupperware Bangladesh Private Limited
Tupperware Belgium N.V.
Tupperware Brands (Thailand) Limited
Tupperware Brands Americas B.V.
Tupperware Brands Asia Pacific Pte. Ltd.
Tupperware Brands Financing B.V.
Tupperware Brands Foundation
Tupperware Brands Japan Ltd.
Tupperware Brands Korea Ltd.
Tupperware Brands Latin America Holdings, LLC
Tupperware Brands Malaysia Sdn. Bhd.
Tupperware Brands Mexico, S. de R.L. de C.V.
Tupperware Brands Philippines, Inc.
Tupperware Bulgaria EOOD
Tupperware Colombia S.A.S.
Tupperware Czech Republic, spol. s.r.o.
Tupperware d.o.o.
Tupperware de El Salvador, S.A. de C.V.
Tupperware de Guatemala, S.A.
Tupperware Del Ecuador Cia. Ltda.
Tupperware Deutschland GmbH
Tupperware Distributors, Inc.
Tupperware East Asia, LLC
Tupperware Eastern Europe s.r.l.
Tupperware Egypt Ltd
Tupperware Finance Company B. V.
Tupperware Finance Holding Company B.V.
Tupperware France S.A.
Tupperware General Services N.V.
Tupperware Global Center SARL
Tupperware Hellas S.A.I.C.
Tupperware Hong Kong Procurement Limited
Tupperware Home Parties, LLC
Tupperware Honduras, S. de R.L.
Tupperware Hungary Kft.
Tupperware Iberica S.A.
Tupperware India Private Limited
Tupperware International Capital Designated Activity Company
Tupperware International Holdings Corporation
Tupperware Italia S.p.A.
Tupperware Kazakhstan Limited Liability Partnership
Tupperware Morocco
Tupperware Nederland B.V.
Tupperware Nederland B.V. Amsterdam, Nyon, Switzerland
Tupperware Nordic A/S
Tupperware Osterreich G.m.b.H.
Tupperware Panama, S.A.
Tupperware Polska Sp.z 0.0.
Tupperware Products A.G.

Tupperware Products, Inc.
Tupperware Products, Inc. Wilmington, Fribourg Branch
Tupperware Singapore Pte. Ltd.
Tupperware Southern Africa (Proprietary) Limited
Tupperware Trading Services (Shenzhen) Co., Ltd
Tupperware Turkey, Inc. Instabul Turkiye Subsi
Tupperware U. S., Inc.
Tupperware Ukraine, LLC
Tupperware United Kingdom & Ireland Limited
Tupperware Vietnam LLC
Tupperware, Industria Lusitana de Artigos Domesticos,
Uniao Norte Distribuidora de Produtos Plasticos Ltda
Uniao Sul Comercial

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.